Exhibit 10.12

            FIRST AMENDMENT TO AUTO LOAN PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT ("Amendment") to the AUTO LOAN PURCHASE AND SALE AGREEMENT ("Agreement") dated and effective May 1, 2000 by and between E-LOAN, Inc. ("E-LOAN") and WELLS FARGO BANK, N.A. - Auto Finance Group ("Wells Fargo") is entered into and effective this 23d day of January, 2001:

FOR GOOD AND VALUABLE CONSIDERATION the receipt and sufficiency of which is expressly acknowledged by the parties hereto, E-LOAN and Wells Fargo agree as follows:

1. Section 1.3 of the Agreement is altered to read as follows:

     1.3 ACCEPTANCE. On or before the Offer Expiration Date set forth on EXHIBIT A, Correspondent shall, in its sole discretion, accept or reject such offer, and shall inform E-LOAN of its decision. In determining whether to accept or reject an Offer, Corespondent shall apply the Purchase Criteria to each Loan offered for sale. If Correspondent accepts an Offer, Correspondent shall transmit to E-LOAN a Confirmation with respect to each prospective Loan to be purchased. The Confirmation shall include the information set forth on Exhibit C, and shall include a clear description of the conditions that must be met in order for Correspondent to purchase the Loan. Transmission of a Confirmation shall constitute acceptance of E-LOAN's Offer, and Correspondent shall be obligated to purchase the prospective Loan, provided that all conditions set forth in the Confirmation are met and the Loan is funded by E-LOAN prior to expiration of the Confirmation. If E-LOAN does not fund a prospective Loan and fulfill all conditions set forth in the Confirmation within sixty (60) days of E-LOAN's receipt of the Confirmation ("Offer Expiration Date"), the Confirmation shall expire, and Correspondent shall have no obligation to purchase a Loan. E-LOAN agrees that it will not offer for sale to any person other than Correspondent any Loan for which a Confirmation has been issued and is outstanding. Upon expiration of a Confirmation, E-LOAN shall be free to sell or offer to sell the subject Loan to any other person. In the absence of a Confirmation issued by Correspondent with respect to a Loan, Correspondent is not obligated to purchase any Loan offered for sale by E-LOAN.

     2. Exhibit G and the Additional Compensation section of Exhibit E are deleted in their entirety. The revised Additional Compensation section of Exhibit E is as follows:



                                    [GRAPHIC]

E-Commerce Division

E-LOAN PRICING MODEL

Output

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                                                                   Exhibit 10.12

The Agreement is hereby modified and amended to incorporate the terms and conditions set forth herein, which shall supersede and prevail over any conflicting terms of the Agreement. Except for this changes set forth above, all of the terms and conditions of the Agreement shall remain in full force and effect.

WELLS FARGO BANK, N.A. - Auto Finance Group    E-LOAN, INC.

                                               By:   /S/ STEPHEN M. HERZ
                                               --------------------------
By:   /S/ ILLEGIBLE                            Authorized Signature
      ---------------------------------------- Name:  Stephen M. Herz
      Authorized Signature                     Title: SVP Consumer Loans
Name:  Paul Tsang
Title:  Vice President

                                               By:   /S/ MATT ROBERTS
                                               --------------------------
                                                     Authorized Signature
                                               Name:  Matt Roberts
                                               Title:  CFO
                                      -2-